Exhibit 24.1

LIMITED POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints David D. Campbell, Neal V. Fenwick, and Thomas P. O’Neill, Jr. and each of them, as his true and lawful attorneys-in-fact and agents, with power to act with or without the others and with full power of substitution and re-substitution, to do any and all acts and things and to execute any and all instruments which said attorneys and agents and each of them may deem necessary or desirable to enable the registrant to comply with the U.S. Securities and Exchange Act of 1934, as amended, and any rules, regulations and requirements of the U.S. Securities and Exchange Commission thereunder in connection with the registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 (the “Annual Report”), including specifically, but without limiting the generality of the foregoing, power and authority to sign the name of the registrant and the name of the undersigned, individually and in his capacity as a director or officer of the registrant, to the Annual Report as filed with the United States Securities and Exchange Commission, to any and all amendments thereto, and to any and all instruments or documents filed as part thereof or in connection therewith; and each of the undersigned hereby ratifies and confirms all that said attorneys and agents and each of them shall so or cause to be done by virtue hereof.

Signature	Title	Date

/s/ David D. Campbell	Chairman of the Board and Chief	February 27, 2008
David D. Campbell	Executive Officer (principal
executive officer)

/s/ Neal V. Fenwick	Executive Vice President and Chief	February 27, 2008
Neal V. Fenwick	Financial Officer (principal
financial officer)

/s/ Thomas P. O’Neill, Jr	Vice President and Finance and	February 27, 2008
Thomas P. O’Neill, Jr.	Accounting (principal accounting
officer)

/s/ George V. Bayly	Director	February 27, 2008
George V. Bayly

/s/ Duane L. Burnham	Director	February 27, 2008
Duane L. Burnham

/s/ Dr. Patricia O. Ewers	Director	February 27, 2008
Dr. Patricia O. Ewers

/s/ G. Thomas Hargrove	Director	February 27, 2008
G. Thomas Hargrove

/s/ Robert H. Jenkins	Director	February 27, 2008
Robert H. Jenkins

/s/ Robert J. Keller	Director	February 27, 2008
Robert J. Keller

/s/ Pierre E. Leroy	Director	February 27, 2008
Pierre E. Leroy

/s/ Gordon R. Lohman	Director	February 27, 2008
Gordon R. Lohman

/s/ Norman H. Wesley	Director	February 27, 2008
Norman H. Wesley